Manitex International, Inc. Conference Call First Quarter 2011 May 11th, 2011 Exhibit 99.2

Forward Looking Statements &
Non GAAP Measures
Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995: This presentation contains statements that are forward-looking in nature which express the beliefs and expectations of management including statements regarding the Company’s expected results of operations or liquidity;
statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results and future economic performance; and statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts.  In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,”
“project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “will,” “should,” “could,”
and similar expressions. Such statements are based on current plans, estimates and expectations and involve a number of known and unknown risks, uncertainties and other factors that could cause the
Company's future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. These factors and additional information are discussed in the Company's filings with the Securities and Exchange Commission and statements in this presentation should be evaluated in light of these important factors. Although we believe that these statements are based upon reasonable assumptions, we cannot guarantee future results.
Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
Non-GAAP Measures: Manitex International from time to time refers to various non-GAAP (generally accepted accounting principles) financial measures in this presentation.  Manitex believes that this information is useful to understanding its operating results without the impact of special items. See
Manitex’s first quarter 2011 earnings release on the Investor Relations section of our website
www.manitexinternational.com for a description and/or reconciliation of these measures.

First Quarter 2011 Summary
• Q1-2011 sales of $31.7 million and net income of $0.4
million or $0.04 per share in line with expectations
– Results include approx. $0.5 million impact from investment in
ConExpo
• Strong increase (20%) in backlog
• CVS operations performing solidly and asset acquisition
process moving forward
• Expect Q2-2011 sales to increase approximately in line
with backlog increase and operating leverage to improve

Commercial Update
• US market sectors continuing trend from Q4 2011
– General construction activity still limited. Some increases from rental fleets and general contractors.
– Much stronger demand from niche market sectors of energy and utilities. Many US customers are exploiting international opportunities in energy sector and from weaker dollar
• Non-US markets continue strength particularly energy related
– Canada still very high demand, Middle East & parts of Europe
• Product demand still focused on higher tonnage units or industry specific product (e.g.
railways). Military and governmental demand currently weaker than at this stage of
2010
• ConExpo show well attended and considerable interest in Manitex International breadth and depth of product
– Two major distribution agreements signed for west coast US and west Canada
– Numerous positive enquiries being followed
• CVS Ferrari continues to contribute
– Container handling and inter-modal markets continue to rebound
– Slowly building commercial and operational activities at CVS
• Backlog of $48 million, increase of 20% from 12/31/2010

Key Figures - Quarterly
USD thousands
Q1-2011 Q4-2010 Q1-2010
Net sales $31,722 $29,544 $21,970
% change in Q1-2011 to prior period
7% 44%
Gross profit 6,459 7,660 5,212
Gross margin %
20.4% 25.9% 23.7%
Operating expenses 5,207 5,605 4,169
Net Income 442 932 307
Ebitda 2,055 2,850 1,823
Ebitda % of Sales 6.5% 9.6% 8.3%
Working capital 33,829 31,692 27,914
Current ratio 2.3 2.4 2.9
Backlog 47,736 39,905 21,830
% change in Q1-2011 to prior period 20% 119%

Q1-2011 Operating Performance
$000 $000
Q1-2010 Net income 307
Gross profit impact of increased sales of $9.8 million (Q1-
2011 sales less Q1-2010 sales at Q1-2010 gross profit % )
2,311
Impact from reduced margin
(Q1-2011 gross profit % - Q1-2010
gross profit % multiplied by  Q1-2011 sales)
(1,064)
Increase in gross profit 1,247
Increase in operating expenses (including new operations
expenses of $0.9 million and ConExpo expenses $0.5
million)
(1,038)
Interest & Other income / (expense) 2
Increase in tax (76)
Q1-2011 Net income $        442

Working Capital
$000
Q1-2010 Q4 2010 Q1 2010
Working Capital $33,829 $31,692 $27,914
Days sales outstanding 53 60 59
Days payable outstanding 63 62 47
Inventory turns 2.8 2.9 2.6
Current ratio 2.3 2.4 2.9
Operating working capital 38,174 36,763 31,840
Operating working capital %
of LQ sales
30.1% 31.1% 36.2%
•Increase in working capital Q1-2011 v Q4-2010 principally from increased cash ($0.7m) and inventory ($4.8m), offset by decreased receivables ($1.1m)
and increased accounts payable, accruals & other liabilities ($2.1m)
•Inventory increase v Q4-2010 principally Manitex cranes and CVS
•Operating working capital improvement to 30% of annualized LQ sales

Debt & Liquidity
$000
Q1-2011 Q4-2010 Q1-2010
Total Cash 1,441 662 455
Total Debt 35,293 34,019 34,590
Total Equity 44,017 43,274 41,291
Net capitalization 77,869 76,631 75,426
Net debt / capitalization 43.5% 43.5% 45.3%
YTD EBITDA 2,055 8,676 1,823
YTD EBITDA % of sales 6.5% 9.0% 8.3%
•Ebitda for Q1-2011 impacted by ConExpo expenditures of $0.5m
•N. American revolver facilities, based on available collateral at March 31, 2011 was $23.7m.
Additional transactional facilities of $2.4m in place subject to collateral for CVS.
•Cash and N. American revolver availability at March 31, 2011 $3.9m
•Net capitalization is the sum of debt plus equity minus cash.
•Net debt is total debt less cash

Summary
• Steady rebound in the markets we serve
• Gross margin challenges from supplier price increases
for almost all purchases
• Expect Q2-2011 sales to grow approximately in line with
the growth in the backlog, (~20%), with improvement in
operating leverage
• CVS progressing well, expect finalization in Q3-2011